UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2013 (May 16, 2013)

Pain Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29959	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7801 N. Capital of Texas Highway Suite 260
Austin, Texas 78731
(Address of principal executive offices, including zip code)

512-501-2444
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Pain Therapeutics, Inc. was held on May 16, 2013. Of the 45,332,131 shares of our common stock entitled to vote at the meeting, 40,331,426 shares, representing approximately 89% of the total votes eligible to be cast, were represented at the meeting in person or by proxy, constituting a quorum. The voting results are presented below.

Proposal One - To elect Nadav Friedmann, Ph.D., M.D. and Michael J. O’Donnell as Class I Directors to serve for three-year terms and until their successors are duly elected and qualified;

Director	For	Withheld	Broker Non Vote
Nadav Friedmann, Ph.D., M.D.	17,683,216	12,911,632	9,736,578
Michael J. O'Donnell, Esq.	15,173,123	15,421,725	9,736,578

Proposal Two - To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2013;

For	Against	Abstain
40,183,660	117,044	30,722

Proposal Three - To approve, by a non-binding advisory vote, the 2012 executive compensation for the Company’s executive officers;

For	Against	Abstain	Broker Non Vote
15,013,515	14,651,780	929,553	9,736,578

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pain Therapeutics, Inc.

Dated: May 20, 2013	By:	/s/ Peter S. Roddy
Peter S. Roddy
Vice President and Chief Financial Officer